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                                                                    EXHIBIT 10.6


                            FOURTH AMENDMENT TO LEASE




                                                          DATED:  MARCH 13, 2000


LANDLORD:                ELEVEN INKSTER, L.L.C.

TENANT:                  NATIONAL TECHTEAM, INC.

PREMISES:                SPACE IN BUILDING D, CUMBERLAND TECH CENTER,
                         11 MILE AND INKSTER ROADS, SOUTHFIELD, MICHIGAN

LEASE:                   DATED SEPTEMBER 27, 1993, AS AMENDED BY
                         FIRST AMENDMENT TO LEASE DATED DECEMBER 7,1993, SECOND AMENDMENT TO LEASE DATED JANUARY 23,1995, AND THIRD AMENDMENT TO LEASE DATED MARCH 29, 1996

         THE CIRCUMSTANCES OF THIS AMENDMENT ARE:

         A. Landlord and Tenant are parties to the above referenced Lease for the above described Premises which includes 57,403 square feet of Rentable Floor Area located in Building D and Building C at Cumberland Tech Center (the "Center") at the southeast corner of Eleven Mile and Inkster Roads in the City of Southfield, Oakland County, Michigan. Landlord is the successor to Eleven Inkster Associates.

         B. Landlord and Tenant desire to further amend the Lease to extend the term of the Lease, change to a "net" basis Tenant's obligation for payment of Additional Rent for real estate taxes and operating expenses, provide an allowance for refurbishment of the leased Premises and include an option to extend the term of the Lease.

         THE PARTIES THEREFORE AGREE AS FOLLOWS:

         1. The term of the Lease is extended for an additional five (5) years to end on December 31, 2005.

         2. Effective on January 1, 2001, Basic Monthly Rent will be as follows, payable on a "net" basis:


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


                                                                                     RENTAL RATE
                                                      BASIC MONTHLY               PER SQUARE FOOT
                    DATES                                  RENT                       PER YEAR
                    -----                                  ----                       --------
January 1, 2001 - December 31, 2001                       $57,403                $12.00/sq. ft./year
January 1, 2002 - December 31, 2002                       $59,795                $12.50/sq. ft./year
January 1, 2003 - December 31, 2003                       $62,187                $13.00/sq. ft./year
January 1, 2004 - December 31, 2004                       $64,578                $13.50/sq. ft./year
January 1, 2005 - December 31, 2005                       $66,970                $14.00/sq. ft./year

        3. Commencing January 1, 2001, Tenant shall be obligated for payment of Additional Rent based upon Tenant's Portion of 53.40% of the Real Estate Taxes and Operating Expenses for the Center as otherwise provided and defined in the Lease. Accordingly, effective on January 1, 2001, Paragraphs 8A(2) and 8B(3) of the Lease are revised to read as follows:

                  8A(2).      The "Tax Base Amount" shall be zero (0).

                  8B(3).      The "Expense Base Amount" shall be zero (0).

        4. Landlord will provide an allowance to Tenant in the amount of $172,209 (based upon $3.00 per square foot of Rentable Floor Area) to be used for re-carpeting and other refurbishment or improvements to be completed by Tenant in the leased Premises. Upon completion of such re-carpeting, refurbishment and improvements, and delivery to Landlord of sworn contractor's statements, waivers of lien and paid receipts for all work and material performed and furnished for the Premises in order to satisfy Landlord's mortgage lender, Landlord will pay to Tenant the full amount of such paid receipts not to exceed the allowance of $172,209.

         5. Any alterations or improvements in the leased Premises other than re-carpeting, painting and refurbishment of existing improvements shall only be performed in accordance with plans and specifications previously approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction over the Premises. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord and the Premises free from all liens, stop notices and violation notices relating to any improvements or alterations, and Tenant shall protect, indemnify, hold harmless and defend Landlord and the Premises from any and all loss, costs, damage, liability and expense, including attorneys fees, arising out of or related to any such liens or notices. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within 10 days after Landlord notifies Tenant in writing thereof If Tenant fails to pay and remove any such lien, claim or encumbrance within such 10-day period, Landlord at its election may pay and satisfy the same and, in such event, the sum so paid by Landlord with interest from the date of payment at the rate set forth in Paragraph 20 of the Lease for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once upon demand.


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         6.       While this Lease is in effect and Tenant is not in default,
Tenant will have an option to extend the term of the Lease for an additional five (5) years by notice to Landlord received by Landlord not less than 180 days prior to the expiration of the Lease term on December 31, 2005. In the event that Tenant exercises this option to extend the term of the Lease, all of the terms and conditions of the Lease as previously amended and amended hereby shall remain in full force and effect provided that the Basic Monthly Rent payable by Tenant during such extended term shall be as follows, payable on an absolute "net" basis:


                                                                                              RENTAL RATE
                                                              BASIC MONTHLY                PER SQUARE FOOT
                    DATES                                          RENT                       PER YEAR
                    -----                                          ----                       --------
January 1, 2006 - December 31, 2006                               $71,754                 $15.00/sq. ft./year
January 1, 2007 - December 31, 2007                               $74,146                 $15.50/sq. ft./year
January 1, 2008 - December 31, 2008                               $76,537                 $16.00/sq. ft./year
January 1, 2009 - December 31, 2009                               $78,929                 $16.50/sq. ft./year
January 1, 2010 - December 31, 2010                               $81,321                 $17.00/sq. ft./year

         7. As amended hereby, all other terms, conditions and provisions of the Lease as previously amended shall remain in full force and effect.


ELEVEN INKSTER, L.L.C                                  NATIONAL TECHTEAM, INC.

By:   Levine Interests Limited Partnership II, a
      Michigan Limited Partnership, a Manager

      By:                                              By:
         -----------------------------                    ----------------------
              Douglas A. Levine
      Its:    General Partner                          Its:
          ----------------------------                     ---------------------
                  "LANDLORD"                                      "TENANT"














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